Registration No. 333-

As filed with the United States Securities and Exchange Commission on June 18, 2025

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

LINDBLAD EXPEDITIONS HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	27-4749725
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

96 Morton Street, 9th Floor, New York, New York	10014
(Address of principal executive offices)	(Zip Code)

LINDBLAD EXPEDITIONS HOLDINGS, INC. 2021 LONG-TERM INCENTIVE PLAN

(Full title of the plan)

Natalya Leahy

Chief Executive Officer

Lindblad Expeditions Holdings, Inc.

96 Morton Street, 9th Floor

New York, New York, 10014

(212) 261-9000

(Name, address and telephone number of agent for service)

With a copy to:

John J. Wolfel, Esq.

Foley & Lardner LLP

One Independent Drive, Suite 1300

Jacksonville, Florida 32202

(904) 359-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐
Smaller reporting company ☐	Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

The purpose of this Registration Statement is to register 4,600,000 additional shares of common stock of Lindblad Expeditions Holdings, Inc. (the “Company”) in connection with the Lindblad Expeditions Holdings, Inc. 2021 Long-Term Incentive Plan (the “Plan”).

Pursuant to General Instruction E of Form S-8, the contents of the Company’s Registration Statement on Form S-8 relating to the Plan, Registration No. 333-257719 are incorporated by reference into this Registration Statement, except as set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference and deemed to be a part hereof:

●	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Commission on February 28, 2025;

●	The information specifically incorporated by reference in our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A (filed with the SEC on April 22, 2025);

●	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed with the Commission on May 6, 2025;

●	The Registrant’s Current Reports on Form 8-K filed with the Commission on January 10, 2025, February 27, 2025, May 6, 2025 and June 5, 2025; and

●

The description of the Registrant’s common stock contained in or incorporated into the Registrant’s Registration Statement on Form 8-A, filed April 29, 2013, and any amendment or report updating that description.

All other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents, except as to any portion of any Current Report furnished under Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.

Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit No.	Description	Included	Form	Filing Date
4.1	Second Amended and Restated Certificate of Incorporation.	By Reference	DEFM 14-A	June 24, 2015
4.2	Amended Bylaws.	By Reference	8-K	July 18, 2024
4.3	Specimen Common Stock Certificate.	By Reference	8-K	July 10, 2015
5.1	Opinion of Foley & Lardner LLP.	Herewith
23.1	Consent of Foley & Lardner LLP (included in Exhibit 5.1).	Herewith
23.2	Consent of Ernst & Young LLP.	Herewith
24	Powers of Attorney (included on the signature page to this Registration Statement).	Herewith
99.1	Lindblad Expeditions Holdings, Inc. 2021 Long Term Incentive Plan.	By Reference	DEF 14-A	April 19, 2021
99.2	Amendment No. 1 to the Lindblad Expeditions Holdings, Inc. 2021 Long Term Incentive Plan.	By Reference	Form 8-K	June 5, 2025
107	Filing Fee Table.	Herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 18, 2025.

LINDBLAD EXPEDITIONS HOLDINGS, INC.

By:	/s/ Natalya Leahy
Natalya Leahy
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below. Each person whose signature appears below constitutes and appoints Natalya Leahy and Frederick Goldberg, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Natalya Leahy	Chief Executive Officer	June 18, 2025
Natalya Leahy	(Principal Executive Officer)

/s/ Frederick Goldberg	Chief Financial Officer	June 18, 2025
Frederick Goldberg	(Principal Financial and Accounting Officer)

/s/ Mark D. Ein	Co-Chair of the Board	June 18, 2025
Mark D. Ein

/s/ Sven-Olof Lindblad	Co-Chair of the Board	June 18, 2025
Sven-Olof Lindblad

/s/ Pamela O. Kaufman	Director	June 18, 2025
Pamela O. Kaufman

/s/ Elliott Bisnow	Director	June 18, 2025
Elliott Bisnow

/s/ L. Dyson Dryden	Vice Chair	June 18, 2025
L. Dyson Dryden

/s/ John M. Fahey Jr.	Director	June 18, 2025
John M. Fahey Jr.

/s/ Catherine B. Reynolds	Director	June 18, 2025
Catherine B. Reynolds

/s/ Thomas S. Smith, Jr.	Director	June 18, 2025
Thomas S. Smith, Jr.

/s/ Annette Reavis	Director	June 18, 2025
Annette Reavis

/s/ Alexander P. Schultz	Director	June 18, 2025
Alexander P. Schultz

/s/ Andy Stuart	Director	June 18, 2025
Andy Stuart